                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                           NATIONAL-STANDARD COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Shares"), of National-Standard Company, an Indiana corporation, are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase, dated July 10, 2000 (the "Offer to Purchase")). This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission, overnight courier or mailed to EquiServe Trust Company (the "Depositary"). See "Procedures for Tendering Shares" of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                            EquiServe Trust Company

         BY FIRST CLASS MAIL:                  BY OVERNIGHT COURIER:                        BY HAND:
        EquiServe Trust Company               EquiServe Trust Company           Securities Transfers & Reporting
           Corporate Actions                     Corporate Actions                       Services, Inc.
             P.O. Box 9573                      40 Campanelli Drive                C/O EquiServe Trust Company
         Boston, MA 02205-9573                  Braintree, MA 02184                100 William Street/Galleria
                                             BY FACSIMILE TRANSMISSION:                New York, NY 10038
                                                    781-575-4826
                                           FOR CONFIRMATION OF FACSIMILE:
                                                    781-575-4816

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

    The undersigned hereby tenders to NS Acquisition Corp., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth under "Procedures for Tendering Shares" in the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate No(s). (if available): _____________________________________________

Name(s) of Record Holder(s): ___________________________________________________

If Shares will be tendered
by book-entry transfer:

        Name of Tendering Institutions: ________________________________________

        Account No.: ___________________________________________________________

Address: _______________________________________________________________________
                              (INCLUDE A ZIP CODE)

Signature(s): __________________________________________________________________

Dated: ________________________________,2000

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, as Eligible Institution (as such term is defined under "Procedures for Tendering Shares" in the Offer to Purchase), hereby guarantees to deliver to the Depositary at one of its addresses set forth above the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined under "Acceptance for Payment and Payment for Shares" in the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three American Stock Exchange trading days after the date hereof.

Name of Firm: __________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Name(s): _______________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Title: _________________________________________________________________________

Address: _______________________________________________________________________
                              (INCLUDE A ZIP CODE)

Area Code and Telephone No.: ___________________________________________________

Date: ______________________________________

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A LETTER OF TRANSMITTAL.